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                                                             Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
USAir Group, Inc.:


We consent to the use of our reports dated February 26, 1993 included in the Annual Report on Form 10-K filed by USAir Group, Inc. and USAir, Inc. for the year ended December 31, 1992, incorporated herein by reference. Our reports covering the December 31, 1992 consolidated financial statements refer to a change in the method of accounting for postretirement benefits other than pensions.





                                     /s/ KPMG Peat Marwick
                                     KPMG Peat Marwick

Washington, D.C.
January 28, 1994